
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund III and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1997
<PERIOD-END>                               MAR-31-1997
<CASH>                                      42,206,365
<SECURITIES>                                         0
<RECEIVABLES>                                  304,691<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              44,767,039<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                44,767,039<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             4,676,578<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,109,597
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              3,566,981
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          3,566,981
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,566,981
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $155,758 and receivable from
DWR pf $148,933.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $2,575,303 and net option premiums of $(319,320).
<F3>Liabilities include redemptions payable of $723,282, accrued management fees of $147,710, accrued borkerage commissions of $140,147, common administrative expenses payable of $156,871 and accrued transaction fees and costs of $9,255.
<F4>Total revenue includes realized trading revenue of $4,228,547, net change in unrealized of $(5,500) and interest income of $453,531.

